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                                                                    Exhibit 6.13

                           Nicholas-Applegate Mutual Funds
                                  600 West Broadway
                                      30th Floor
                             San Diego, California 92101

               , 1997
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Nicholas-Applegate Securities
600 West Broadway
30th Floor
San Diego, CA 92101

Ladies and Gentlemen:

         This will confirm our agreement that the Distribution Agreement between us dated April 19, 1993, as previously amended, is hereby further amended by adding the following as additional Portfolios thereunder:

    Nicholas-Applegate Global Blue Chip Fund
    Nicholas-Applegate Emerging Markets Bond Fund
    Nicholas-Applegate Pacific Rim Fund
    Nicholas-Applegate Greater China Fund
    Nicholas-Applegate Latin America Fund

In all other respects, the Distribution Agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

Very truly yours,


------------------------
John D. Wylie, President



AGREED:
Nicholas-Applegate Securities
By:      Nicholas-Applegate Capital
    Management Holdings, L.P.,
    its general partner
By: Nicholas-Applegate Capital
    Management Holdings, Inc.,
    its general partner


By:
   --------------------------------
   E. Blake Moore, Jr., Secretary